Exhibit 10.19
EXECUTION COPY
TENSAR INTERCREDITOR AGREEMENT
     This TENSAR INTERCREDITOR AGREEMENT, is dated as of October 31, 2005, and entered into by and among Tensar Holdings, Inc., a Delaware corporation (“Tensar Holdings”), The Tensar Corporation, LLC, a Delaware limited liability company (“Tensar”), TCO FUNDING CORP., a Delaware corporation (“TCO”), CREDIT SUISSE, in its capacity as agent under the First Lien Lease/Purchase Facilities Documents (as defined below), including its successors and assigns from time to time (the “First Lien Agent”), and AMERICAN CAPITAL FINANCIAL SERVICES, INC., in its capacity as agent under the Second Lien Commodities Purchase Documents (as defined below), including its successors and assigns from time to time (the “Second Lien Agent”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.
R E C I T A L S
     WHEREAS, Tensar Holdings, Tensar, certain of their Subsidiaries, TCO and the First Lien Agent have entered into the Lease Agreement and the Commodities Purchase Agreement, in each case, dated as of the date hereof (as amended, restated, supplemented, modified or Refinanced from time to time, the “First Lien Lease/Purchase Agreements”);
     WHEREAS, Tensar Holdings, Tensar, certain of their Subsidiaries, TCO and the Second Lien Agent have entered into the Second Lien Commodities Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented, modified or Refinanced from time to time in accordance with terms of this Agreement, the “Second Lien Commodities Purchase Agreement”);
     WHEREAS, pursuant to (i) the First Lien Guarantee and Collateral Agreement, Tensar Holdings has guaranteed the First Lien Obligations (the “First Lien Holdings Guaranty”); (ii) the First Lien Lease/Purchase Agreements, Tensar Holdings and Tensar have agreed to cause certain current and future Subsidiaries to guaranty the First Lien Obligations (the “First Lien Subsidiary Guaranty”) pursuant to the First Lien Guarantee and Collateral Agreement; (iii) the Second Lien Guarantee and Collateral Agreement, Tensar Holdings has guaranteed the Second Lien Obligations (the “Second Lien Holdings Guaranty”), and (iv) the Second Lien Commodities Purchase Agreement, Tensar Holdings and Tensar have agreed to cause certain current and future Subsidiaries to guaranty the Second Lien Obligations (the “Second Lien Subsidiary Guaranty”) pursuant to the Second Lien Guarantee and Collateral Agreement;
     WHEREAS, the obligations of Tensar and certain of its Subsidiaries under the First Lien Lease/Purchase Agreements and the obligations of Tensar Holdings and of the Subsidiary guarantors under the First Lien Guarantee and Collateral Agreement will be secured on a first priority basis by liens on substantially all the assets of Tensar, Tensar Holdings and the Subsidiary guarantors (such current and future Subsidiaries of Tensar providing such a guaranty, the “Guarantor Subsidiaries”), pursuant to the terms of the First Lien Security Documents;
     WHEREAS, the obligations of Tensar and certain of its Subsidiaries under the Second Lien Commodities Purchase Agreement, the obligations of Tensar Holdings and of the Guarantor Subsidiaries under the Second Lien Guarantee and Collateral Agreement will be secured on a second priority basis by liens on substantially all the assets of Tensar, Tensar Holdings and the Guarantor Subsidiaries, pursuant to the terms of the Second Lien Security Documents;
     WHEREAS, the First Lien Lease/Purchase Agreements and the Second Lien Commodities Purchase Agreement provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and
     WHEREAS, in order to induce the First Lien Secured Party to enter into the First Lien Lease/Purchase Facilities Documents and to consent to the Grantors incurring the Second Lien Obligations and to induce the First Lien Secured Party and the other First Lien Claimholders to make financial accommodations to or for the benefit of Tensar or any other Grantor, the Second Lien Secured Party on behalf of the Second Lien Agent and each other the Second Lien Claimholder has agreed to the intercreditor and other provisions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     SECTION 1. Definitions.
     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
     “Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Person specified.
     “Agreed Profit” has the meaning set forth in the Commodities Purchase Agreement and the Second Lien Commodities Purchase Agreement, as applicable.
     “Agreement” means this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
     “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

     “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
     “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
     “Cap Amount” has the meaning set forth in Section 5.3(a)(ii).
     “Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, whether now owned or hereafter acquired, constituting both First Lien Collateral and Second Lien Collateral.
     “Commodities Purchase Agreement” means the Working Capital Murabaha Facility Agreement, dated as of Effective Date, by and between the Tensar Parties party thereto, the First Lien Secured Party and the First Lien Agent, as the same may be amended, supplemented or modified, renewed, extended or Refinanced from time to time in accordance with the terms thereof and hereof.
     “Comparable Second Lien Security Document” means, in relation to any Collateral subject to any Lien created under any First Lien Security Document, that Second Lien Security Document which creates a Lien on the same Collateral, granted by the same Grantor.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
     “DIP Financing” has the meaning assigned to that term in Section 6.1.
     “Discharge of First Lien Obligations” means, except to the extent otherwise provided in Section 5.5, (a) payment in full in cash of all Acquisition Cost, Murabaha Price, the Rental Rate portion of Rent and Agreed Profit (including Rental Rate or Agreed Profit accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such charges would be allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Financing Obligations outstanding under the First Lien Lease/Purchase Facilities Documents and constituting First Lien Obligations; (b) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such Acquisition Cost, Murabaha Price, Rental Rate or Agreed Profit are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time) and (c) termination or expiration of all commitments to engage in commodities transactions and all other obligations under the First Lien Lease/Purchase Facilities Documents.
     “Disposition” has the meaning assigned to that term in Section 5.1(a).

     “Effective Date” means October 31, 2005.
     “Financing Obligations” means and includes all Obligations that constitute “Financing Obligations” within the meaning of the First Lien Lease/Purchase Agreements or the Second Lien Commodities Purchase Agreement, as applicable.
     “First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at such time, including the First Lien Secured Party and the First Lien Agent.
     “First Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, and whether now owned or hereafter acquired, with respect to which a Lien is granted as security for any First Lien Obligations.
     “First Lien Guarantee and Collateral Agreement” means the First Lien Guarantee and Collateral Agreement, dated as of the Effective Date, by and among Tensar Holdings, Tensar, each other Grantor, the First Lien Secured Party, and the First Lien Agent, as amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.
     “First Lien Holdings Guaranty” has the meaning set forth in the Recitals to this Agreement.
     “First Lien Lease/Purchase Agreements” has the meaning set forth in the Recitals to this Agreement.
     “First Lien Lease/Purchase Facilities Documents” means the Lease Agreement, the Commodities Purchase Agreement and the Lease/Purchase Facilities Documents (as defined in the First Lien Guarantee and Collateral Agreement), including the First Lien Security Documents and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, in each case, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.
     “First Lien Obligations” means, subject to clause (c) hereof, the following:
     (a) (i) all Acquisition Cost, the Rental Rate portion of Rent, Agreed Profit and Murabaha Price (including any Post-Petition Charges) and premium (if any) on all financial accommodations made pursuant to the First Lien Lease/Purchase Agreements and (ii) all guarantee obligations, fees, expenses and other all other Obligations under the First Lien Lease/Purchase Agreements and the other First Lien Lease/Purchase Facilities Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding.

     (b) To the extent any payment with respect to any First Lien Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to he paid to a debtor in possession, any Second Lien Claimholders, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Lien Claimholders and the Second Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any Rental Rate portion of Rent, Agreed Profit, interest, fees, expenses or other charges (including Post-Petition Charges) to be paid pursuant to the First Lien Lease/Purchase Facilities Documents are disallowed by order of any court, including by order of a Bankruptcy Court in any Insolvency or Liquidation Proceeding, such Rental Rate portion of Rent, Agreed Profit, interest, fees, expenses and charges (including Post-Petition Charges) shall, as between the First Lien Claimholders and the Second Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “First Lien Obligations”.
     (c) Notwithstanding the foregoing, if the aggregate stated amount of Acquisition Cost and Purchase Price outstanding under the First Lien Lease/Purchase Agreements and the other First Lien Lease/Purchase Facilities Documents is in excess of the Cap Amount, then only that portion of such Acquisition Cost and Purchase Price equal to the Cap Amount shall be included in First Lien Obligations and Rental Rate and Agreed Profit with respect to such Acquisition Cost and Purchase Price shall only constitute First Lien Obligations to the extent related to Financing Obligations included in the First Lien Obligations.
     “First Lien Secured Party” means TCO in its capacities as a party under the First Lien Lease/Purchase Facilities Documents, together with any successors or assigns in such capacity.
     “First Lien Security Documents” means the First Lien Guarantee and Collateral Agreement and all other agreements, documents and instruments pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.
     “Grantors” means Tensar, Tensar Holdings, each of the Guarantor Subsidiaries and each other Person that has or may from time to time hereafter execute and deliver a First Lien Security Document or a Second Lien Security Document as a “grantor” or “pledgor” (or the equivalent thereof).
     “Guarantor Subsidiaries” has the meaning set forth in the Recitals to this Agreement.
     “Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.
     “Lease Agreement” means the Lease and License Financing and Purchase Option Agreement, dated as of the Effective Date, by and among the Tensar Parties party thereto, the First Lien Secured Party and the First Lien Agent as the same may be amended, supplemented, modified, renewed, extended or Refinanced from time to time from time to time in accordance with the provisions of this Agreement.
     “Lien” means any lien (including judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, call, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.
     “Murabaha Price” has the meaning set forth in the Commodities Purchase Agreement and the Second Lien Commodities Purchase Agreement, as applicable.
     “Obligations” means any and all obligations of every nature of each Grantor from time to time owed to any First Lien Claimholder, Second Lien Claimholder or any of them or their respective Affiliates under the First Lien Lease/Purchase Facilities Documents, or the Second Lien Commodities Purchase Facility Documents, including obligations with respect to the payment of (a) any Acquisition Cost, Murabaha Price, the Rental Rate portion of Rent, Agreed Profit, or premium on any Financing Obligations, or any other liability, including the Rental Rate portion of Rent, Agreed Profit or interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any Financing Obligations, or (c) any obligation to post cash collateral in respect of any other obligations.
     “Outstanding Amount” has the meaning set forth in Section 6.1.
     “Person” or “Persons” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
     “Pledged Collateral” has the meaning set forth in Section 5.4.
     “Post-Petition Charges” means the Rental Rate portion of Rent, Agreed Profit, interest, fees, expenses and other charges that pursuant to the First Lien Lease/Purchase Agreements or the Second Lien Commodities Purchase Agreement, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such Rental Rate portion of Rent, Agreed Profit, interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.
     “Purchase Price” has the meaning set forth in the Commodities Purchase Agreement and the Second Lien Commodities Purchase Agreement, as applicable.
     “Recovery” has the meaning set forth in Section 6.5.
     “Refinance” means, in respect of any Financing Obligations, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Financing Obligations, in exchange or replacement for, such Financing Obligations in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
     “Rent” has the meaning set forth in the Lease Agreement.
     “Rental Rate” has the meaning set forth in the Lease Agreement.
     “Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at such time, including the Second Lien Secured Party and the Second Lien Agent.
     “Second Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, and whether now owned or hereafter acquired, with respect to which a Lien is granted as security for any Second Lien Obligations.
     “Second Lien Commodities Purchase Agreement” has the meaning set forth in the Recitals.
     “Second Lien Commodities Purchase Facility Documents” means the Second Lien Commodities Purchase Agreement and each of the other security and other agreements, documents, and instruments providing for or evidencing any obligation of the Tensar Parties in respect thereof and any security granted therefor, and any other document or instrument executed or delivered at any time in connection with the obligations of the Tensar Parties thereunder, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced, from time to time in accordance with the provisions of this Agreement.
     “Second Lien Guarantee and Collateral Agreement” means the Second Lien Guarantee and Collateral Agreement, dated as of the Effective Date, by and among Tensar Holdings, Tensar, each other Grantor, the Second Lien Agent and the Second Lien Secured Party, as amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.
     “Second Lien Holdings Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.

     “Second Lien Obligations” means all Obligations outstanding under the Second Lien Commodities Purchase Agreement and the other Second Lien Commodities Purchase Facility Documents. “Second Lien Obligations” shall include all Agreed Profit or interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Lien Commodities Purchase Facility Document whether or not the claim for such Agreed Profit or interest is allowed as a claim in such Insolvency or Liquidation Proceeding.
     “Second Lien Secured Party” means TCO in its capacities as a party under the Second Lien Commodities Purchase Facilities Documents, together with any successors or assigns in such capacity.
     “Second Lien Security Documents” means the Second Lien Guarantee and Collateral Agreement and all other agreements, documents and instruments pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.
     “Standstill Period” has the meaning set forth in Section 3.1 hereof.
     “Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, in either case by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
     “TCO” has the meaning set forth in the Recitals to this Agreement.
     “Tensar” has the meaning set forth in the Recitals to this Agreement.
     “Tensar Holdings” has the meaning set forth in the Recitals to this Agreement.
     “Tensar Parties” shall mean Tensar Holdings and each of its Subsidiaries.
     “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
     1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     SECTION 2. Lien Priorities.
     2.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Second Lien Commodities Purchase Facility Documents (other than this Agreement) or any defect or deficiencies in, or failure to perfect or lapse in perfection of, the Liens securing the First Lien Obligations or any other circumstance whatsoever, the Second Lien Secured Party, on behalf of itself and the Second Lien Claimholders, hereby agrees that: (a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Secured Party or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second Lien Obligations; and (b) any Lien on the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Secured Party, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of Tensar, any other Grantor or any other Person.
     2.2 Prohibition on Contesting Liens. Each of the Second Lien Secured Party, for itself and on behalf of each Second Lien Claimholdcr, and the First Lien Secured Party, for itself and on behalf of each First Lien Claimholder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection or enforceability of any Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Secured Party or any First Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.
     2.3 No New Liens. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tensar or any other Grantor, the parties hereto agree that Tensar Holdings and Tensar shall not, and shall not permit any other Grantor to (a) grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the First Lien Obligations or (b) grant or permit any additional Liens on any asset or property to secure any First Lien Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Second Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Secured Party and/or the First Lien Claimholders, the Second Lien Secured Party, on behalf of Second Lien Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.
     2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:
          (a) upon request by the First Lien Secured Party or the Second Lien Secured Party, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Lease/Purchase Facilities Documents and the Second Lien Commodities Purchase Facility Documents; and
          (b) that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the First Lien Obligations and the Second Lien Obligations shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the Obligations thereunder.
     SECTION 3. Enforcement.
     3.1 Exercise of Rights and Remedies.
          (a) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tensar or any other Grantor, the Second Lien Secured Party and the Second Lien Claimholders:

          (i) will not exercise or seek to exercise any rights or remedies (including setoff, the right to credit bid their debt and any actions as agent or in connection with the exercise of rights pursuant to a power of attorney or otherwise) with respect to any Collateral or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided that if an Event of Default (as defined in the Second Lien Commodities Purchase Agreement (as in effect on the date hereof)) has occurred and for so long as such Event of Default is continuing, subject at all times to the provisions of Sections 2.1 and 4, after expiration of a 120-day period (the “Standstill Period”) which shall commence on the date of receipt by the First Lien Secured Party of the written declaration of the Second Lien Secured Party of such Event of Default and written demand by the Second Lien Secured Party to Tensar for the accelerated payment of all Second Lien Obligations (unless Tensar or any other Grantor is subject to an Insolvency or Liquidation Proceeding by reason of which such declaration and the making of such demand is stayed, in which case, commencing on the date of the commencement of such Insolvency or Liquidation Proceeding), the Second Lien Secured Party may take action to enforce its Liens on the Second Lien Collateral (including the institution of any action or proceeding with respect to its rights or remedies with respect to any Second Lien Collateral) upon prior written notice to Tensar and the First Lien Secured Party, but only so long as the First Lien Secured Party is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against, or diligently attempting to vacate any stay or enforcement of its Liens on, all or any material portion of the Collateral;
          (ii) will not contest, protest or object to any foreclosure proceeding or action brought by the First Lien Secured Party or any First Lien Claimholder or any other exercise by the First Lien Secured Party or any First Lien Claimholder of any rights and remedies relating to the First Lien Collateral or otherwise; or
          (iii) subject to their rights under clause (a)(i) above, will not object to the forbearance by the First Lien Secured Party or the First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the First Lien Collateral.
          (b) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tensar or any other Grantor, subject to Section 3.1(a)(i), the First Lien Secured Party and the First Lien Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Secured Party or any Second Lien Claimholder. In exercising rights and remedies with respect to the Collateral, the First Lien Secured Party and the First Lien Claimholders may enforce the provisions of the First Lien Lease/Purchase Facilities Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
          (c) Notwithstanding the foregoing, the Second Lien Secured Party and any Second Lien Claimholder may:
          (i) file a claim or statement of interest with respect to the Second Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against Tensar or any other Grantor;
          (ii) take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Secured Party or the First Lien Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;
          (iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;
          (iv) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral;
          (v) (i) may impose a late payment at the Default Rate, as described in Section 3.1 of the Second Commodities Purchase Agreement and (ii) may demand accelerated payment of any and all of the Second Lien Obligations and may file and pursue any lawsuit to collect the Second Lien Obligations to the extent that such demand, filing, and pursuit would be remedies available to any unsecured creditor of Tensar;
          (vi) exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 3.l(a)(i); and
          (vii) present a cash bid at any Section 363 hearing or with respect to any other Collateral disposition.
         The Second Lien Secured Party, on behalf of itself and the Second Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral in its capacity as a creditor, unless and until the Discharge of

First Lien Obligations has occurred, except as expressly provided in Section 3.1(a)(i). Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Section 3.1(a), Section 6.3(b) and this Section 3.1(c), the sole right of the Second Lien Secured Party and the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred as set forth herein.
          (d) Subject to Sections 3.1(a) and (c) and Section 6.3(b):
          (i) the Second Lien Secured Party, for itself and on behalf of the Second Lien Claimholders, agrees that the Second Lien Secured Party and the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the First Lien Lease/Purchase Facilities Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;
          (ii) the Second Lien Secured Party, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Secured Party or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens securing the First Lien Obligations granted in any of the First Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the First Lien Secured Party or First Lien Claimholders is adverse to the interest of the Second Lien Claimholders; and
          (iii) the Second Lien Secured Party hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Security Documents or any other Second Lien Commodities Purchase Facility Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Secured Party or the First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Lease/Purchase Facilities Documents.
          (e) Except as otherwise specifically set forth in Sections 3.1(a) and (d), the Second Lien Secured Party and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against Tensar or any other Grantor that has guaranteed or granted Liens to secure the Second Lien Obligations in accordance with the terms of the Second Lien Commodities Purchase Facility Documents and applicable law (including, without limitation, filing any pleadings, objections, motions or agreements in connection therewith); provided that in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the Second Lien Obligations are subject to this Agreement.
          (f) Except as specifically set forth in Sections 3.1(a) and (d) and Section 4, nothing in this Agreement shall prohibit the receipt by the Second Lien Secured Party or any Second Lien Claimholders of the required payments of Murabaha Price, Agreed Profit and other amounts owed in respect of the Second Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Secured Party or any Second Lien Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Secured Party or the First Lien Claimholders may have with respect to the First Lien Collateral.
     3.2 Actions Upon Breach. If any Second Lien Claimholder, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebutable presumption and admission by such Second Lien Claimholder that relief against such Second Lien Claimholder by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the First Lien Claimholders, it being understood and agreed by the Second Lien Secured Party on behalf of each Second Lien Claimholder that (i) the First Lien Claimholders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Lien Claimholder waives any defense that the First Lien Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages.
     SECTION 4. Payments.
     4.1 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tensar or any other Grantor, any Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies shall be applied by the First Lien Secured Party to the First Lien Obligations then due and owing in such order as specified in the relevant First Lien Lease/Purchase Facilities Documents. Upon the Discharge of the First Lien Obligations, the First Lien Secured Party shall deliver to the Second Lien Secured Party any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Secured Party to the Second Lien Obligations.
     4.2 Payments Over. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tensar or any other Grantor, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of

Section 2.3) received by the Second Lien Secured Party or any Second Lien Claimholders in connection with the exercise of any right or remedy (including set-off or recoupment) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the First Lien Secured Party for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Secured Party is hereby authorized to make any such endorsements as agent for the Second Lien Secured Party or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations. So long as the Discharge of First Lien Obligations has not occurred, if in any Insolvency or Liquidation Proceeding the Second Lien Secured Party or any Second Lien Claimholders shall receive any distribution of money or other property in respect of the Collateral, such money or other property shall be segregated and held in trust and forthwith paid over to the First Lien Secured Party for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements. Any Lien received by the Second Lien Secured Party or any Second Lien Claimholders in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.
     4.3 Certain Agreements with respect to Unenforceable Collateral. In addition to the rights and obligations of the First Lien Secured Party, the Second Lien Secured Party, the First Lien Claimholders and Second Lien Claimholders set forth herein, in the event that in any Insolvency or Liquidation Proceeding a determination is made that Liens encumbering any Collateral are not enforceable for any reason, then the Second Lien Secured Party and the Second Lien Claimholders agree that any distribution or recovery they may receive with respect to, or allocable to, the value of such Collateral or any proceeds thereof shall (for so long as the Discharge of the First Lien Obligations has not occurred) be segregated and held in trust and forthwith paid over to the First Lien Secured Party for the benefit of the First Lien Claimholders in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Secured Party that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of First Lien Obligations has occurred. The First Lien Secured Party is hereby authorized to make any such endorsements as agent for the Second Lien Secured Party and any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable.
     SECTION 5. Other Agreements.
     5.1 Releases.
          (a) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) occurring in connection with the exercise of the First Lien Secured Party’s rights and remedies in respect of the Collateral, the First Lien Secured Party, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral, then the Liens, if any, of the Second Lien Secured Party, for itself or for the benefit of the Second Lien

Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released; provided that such exercise is taken in good faith and the Liens of the Second Lien Claimholders attach to the proceeds thereof, subject to the provisions of Section 2 and 4 hereof. The Second Lien Secured Party for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Agent or such Guarantor Subsidiary such termination statements, releases and other documents as the First Lien Secured Party or such Guarantor Subsidiary may request to effectively confirm such release.
          (b) Subject to Section 5.1(e), if in connection with any Disposition permitted under the terms of both the First Lien Lease/Purchase Facilities Documents and the Second Lien Commodities Purchase Facility Documents (other than in connection with the exercise of the First Lien Secured Party’s rights and remedies in respect of the Collateral provided for in Section 3.1), the First Lien Secured Party, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral, other than (A) in connection with the Discharge of First Lien Obligations and (B) after the occurrence and during the continuance of any Event of Default under the Second Lien Commodities Purchase Agreement, then the Liens, if any, of the Second Lien Secured Party, for itself or for the benefit of the Second Lien Claimholders, on such Collateral shall be released simultaneously upon notice of such Disposition to the Second Lien Secured Party and the Second Lien Agent. The Second Lien Secured Party, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Secured Party or such Guarantor Subsidiary such termination statements, releases and other documents as the First Lien Secured Party or such Grantor may request to effectively confirm such release; provided, however, that any such release shall not be effective until such Disposition is consummated and shall not extend to the proceeds thereof. For avoidance of doubt, the exercise of the First Lien Secured Party’s remedies in respect of the Collateral shall not constitute a Disposition but instead shall be governed by Section 5.1(a) above.
          (c) Until the Discharge of First Lien Obligations occurs, the Second Lien Secured Party, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Secured Party and any officer or agent of the First Lien Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Secured Party or such holder or in the First Lien Secured Party’s own name, from time to time in the First Lien Secured Party’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.
          (d) Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Secured Party or the First Lien Claimholders (i) have released any Lien on Collateral or any Guarantor Subsidiary from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new liens or additional guarantees from any Guarantor Subsidiary, then the Second Lien Secured

Party, for itself and for the Second Lien Claimholders, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and an additional guaranty, as the case may be.
          (e) In the event that the stated amount of funded First Lien Obligations plus the aggregate stated amount of unused commitments under the Commodities Purchase Agreement (collectively, the “First Lien Obligations Amount”), at any date of determination no longer constitute at least 25% of the sum of (i) the First Lien Obligations Amount and (ii) the stated amount of funded Second Lien Obligations (collectively, the “Second Lien Obligations Amount”), then any release provided for in Section 5.1(b) above (except for releases given in connection with a Disposition permitted under the First Lien Lease/Purchase Facilities Documents and the Second Lien Commodities Purchase Facility Documents) shall require the consent of (i) First Lien Claimholders representing in the aggregate more than 50% of the First Lien Obligations Amount and (ii) the Second Lien Agent.
     5.2 Insurance. Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Secured Party and the First Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Grantor under the First Lien Lease/Purchase Facilities Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the First Lien Lease/Purchase Facilities Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Collateral shall be paid to the First Lien Secured Party for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Lease/Purchase Facilities Documents (including for purposes of cash collateralization of letters of credit) and thereafter, to the extent no First Lien Obligations are outstanding, and subject to the rights of the Grantors under the Second Lien Commodities Purchase Facility Documents, to the Second Lien Secured Party for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Security Documents and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Secured Party or any Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the First Lien Secured Party in accordance with the terms of Section 4.2.
     5.3 Amendments to First Lien Lease/Purchase Facilities Documents and Second Lien Commodities Purchase Facility Documents.
          (a) The First Lien Lease/Purchase Facilities Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Lien Lease/Purchase Agreements may be Refinanced, in each case, without notice to, or the consent of, the Second Lien Secured Party or the Second Lien Claimholders, all

without affecting the lien subordination or other provisions of this Agreement; provided, however, that (x) the holders of such Refinancing debt bind themselves to the terms of this Agreement in a writing addressed to the Second Lien Secured Party and the Second Lien Claimholders and (y) any such amendment, supplement, modification or Refinancing shall not:
          (i) contravene the provisions of this Agreement;
          (ii) increase the sum of the then outstanding aggregate stated amount of Acquisition Cost and Purchase Price under the First Lien Lease/Purchase Agreements plus any unused portion of commitments under the Commodities Purchase Agreement in excess of $ 182,000,000 less any payments in respect of Acquisition Cost and/or permanent reductions in commitment with respect to the Commodities Purchase Agreement, in each case, under the First Lien Lease/Purchase Agreements (the “Cap Amount”);
          (iii) increase the “Rental Rate”, “Agreed Profit” or similar component of rent or profit by more than 3.00% per annum (excluding increases resulting from the accrual of rent or profit at the default rate);
          (iv) permit the release of liens on Collateral in a manner not contemplated by the First Lien Lease/Purchase Facilities Documents;
          (v) extend the scheduled maturity of the Lease Agreement, the Commodities Purchase Agreement or any Refinancing thereof beyond the scheduled maturity of the Second Lien Commodities Purchase Agreement or any permitted Refinancing thereof;
          (vi) modify (or have the effect of a modification of) the mandatory prepayment provisions of the Lease Agreement or the Commodities Purchase Agreement in a manner adverse to the holders of Second Lien Obligations; or
          (vii) result in the First Lien Secured Party being a different Person than the Second Lien Secured Party.
          (b) The Second Lien Commodities Purchase Facility Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Second Lien Commodities Purchase Agreement may be Refinanced, in each case, without notice to, or the consent of, the First Lien Agent or the First Lien Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that (x) the holders of such Refinancing debt bind themselves to the terms of this Agreement in a writing addressed to the First Lien Agent and the First Lien Claimholders and (y) any such amendment, supplement, modification or Refinancing shall not:
          (i) contravene the provisions of this Agreement;

          (ii) increase the then outstanding stated amount of the aggregate outstanding Purchase Price under the Second Lien Commodities Purchase Facility;
          (iii) increase the “Agreed Profit” or similar component of profit under the Second Lien Commodities Purchase Facility by more than 3.00% per annum (excluding increases resulting from the accrual of rent or profit at the default rate);
          (iv) change (to earlier dates) any dates upon which payments of Purchase Price or Agreed Profit, each case, under the Second Lien Commodities Purchase Facility are due thereon;
          (v) change any default or Event of Default thereunder in a manner adverse to the Tensar Parties thereunder;
          (vi) change the redemption, prepayment or defeasance provisions thereof (except in order to duplicate any amendments, supplements or other modifications to the First Lien Lease/Purchase Facilities Documents);
          (vii) change any collateral therefor (other than to release such collateral and to duplicate any amendments, supplements or other modifications to the First Lien :Lease/Purchase Facilities Documents); or
          (viii) result in the First Lien Secured Party being a different Person than the Second Lien Secured Party.
          (ix) increase the obligations of the Tensar Parties thereunder or confer any additional rights on the holders of Second Lien Obligations which would be adverse to the holders of First Lien Obligations.
           The Second Lien Obligations may only be Refinanced
               (1) if the terms and conditions of such Refinancing are no less favorable in the aggregate to the Tensar Parties and to the First Lien Claimholders than the terms and conditions of the Second Lien Commodities Purchase Agreement (as determined in the reasonable opinion of the First Lien Secured Party, acting on behalf of itself and the other First Lien Claimholders),
               (2) if the outstanding aggregate stated amount of the aggregate outstanding Purchase Price thereunder is not increased and the average life to maturity thereof is greater than or equal to that of the Purchase Price under the Second Lien Commodities Purchase Agreement, and
               (3) if all other terms and provisions of such Refinancing are reasonably acceptable to the First Lien Secured

Party, the Second Lien Secured Party is the same Person as the First Lien Secured Party and any other holder of Second Lien Obligations binds themselves in a writing addressed to the First Lien Secured Party and the First Lien Claimholders to the terms of this Agreement.
          (c) Each of Tensar Holdings and Tensar agree that each Second Lien Security Document shall include the following language (or language to similar effect approved by the First Lien Secured Party):
“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Secured Party pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Secured Party hereunder are subject to the provisions of the Tensar Intercreditor Agreement, dated as of October 31, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Tensar Holdings, Inc., The Tensar Corporation LLC, TCO Funding Corp., Credit Suisse, as First Lien Agent, and American Capital Financial Services, Inc., as Second Lien Agent, and certain other Persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
          (d) In the event that the First Lien Secured Party or any First Lien Claimholders and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Security Document or changing in any manner the rights of the First Lien Secured Party, such First Lien Claimholders, Tensar or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Lien Security Document without the consent of the Second Lien Secured Party or the Second Lien Claimholders and without any action by the Second Lien Secured Party, Tensar or any other Grantor, provided that:
          (i) no such amendment, waiver or consent shall have the effect of: (A) removing or releasing assets subject to the Lien of the Second Lien Security Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 and provided that there is a corresponding release of such Lien securing the First Lien Obligations; (B) imposing duties on the Second Lien Secured Party without its consent; (C) permitting other Liens on the Collateral not permitted under the terms of the Second Lien Commodities Purchase Facilities Documents or Section 6; or (D) being prejudicial to the interests of the Second Lien Claimholders to a greater extent than the First Lien Claimholders; and
          (ii) notice of such amendment, waiver or consent shall have been given to the Second Lien Claimholders and the Second Lien Secured

Party within ten Business Days after the Effective Date of such amendment, waiver or consent.
          (e) Notwithstanding the foregoing provisions of this Section 5.3, amendments, waivers, consents, supplements and other modifications to or in respect of this Agreement shall be governed by Section 8.3.
     5.4 Bailee for Perfection.
          (a) The First Lien Secured Party agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the First Lien Claimholders and as bailee on behalf of or for the benefit of the Second Lien Secured Party (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting by possession or delivery the security interest granted under the First Lien Lease/Purchase Facilities Documents and the Second Lien Commodities Purchase Facilities Documents, respectively, subject to the terms and conditions of this Section 5.4.
          (b) The First Lien Secured Party shall have no obligation whatsoever to the First Lien Claimholders, the Second Lien Secured Party or any Second Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the First Lien Secured Party under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of First Lien Obligations as provided in paragraph (d) below.
          (c) The First Lien Secured Party acting pursuant to this Section 5.4 shall not have by reason of the First Lien Security Documents, the Second Lien Security Documents, this Agreement or any other document a fiduciary relationship in respect of any Tensar Party, the First Lien Claimholders, the Second Lien Secured Party or any Second Lien Claimholder.
          (d) Upon the Discharge of First Lien Obligations, the First Lien Secured Party shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Second Lien Secured Party to the extent Second Lien Obligations remain outstanding, and second, to Tensar or any other applicable Grantor to the extent no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The First Lien Secured Party further agrees in such circumstances to take all other action reasonably requested by the Second Lien Secured Party in connection with the Second Lien Secured Party obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

     5.5 When Discharge of First Lien Obligations Deemed to Not Have Occurred. If, at any time after the Discharge of First Lien Obligations has occurred, but prior to the expiration of 10 Business Days after the consummation of such discharge, Tensar or any Grantor enters into any Refinancing of any First Lien Lease/Purchase Facilities Document evidencing a First Lien Obligation which Refinancing is permitted pursuant to Section 5.3(a)(ii) and 5.3(a)(v), then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of First Lien Obligations), and, from and after the date on which written notice thereof is delivered to the Second Lien Secured Party in, the obligations under such Refinancing of the First Lien Lease/Purchase Facilities Document shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein. If the new First Lien Obligations under the new First Lien Lease/Purchase Facilities Documents are secured by assets of any Tensar Party that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Security Documents and this Agreement.
     SECTION 6. Insolvency or Liquidation Proceedings.
     6.1 Finance and Sale Issues. Until the Discharge of First Lien Obligations has occurred, if Tensar or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Secured Party shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), on which the First Lien Secured Party or any other creditor has a Lien or to permit Tensar or any other Grantor to obtain financing, whether from the First Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Second Lien Secured Party, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to such Cash Collateral use or DIP Financing on commercially reasonable terms and to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, the Second Lien Secured Party will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the First Lien Secured Party or to the extent permitted by Section 6.3); provided that the sum of the aggregate principal amount of such DIP Financing plus the aggregate outstanding stated amount of Acquisition Cost and Purchase Price outstanding under the First Lien Lease/Purchase Agreements and the other First Lien Lease/Purchase Facilities Documents (the “Outstanding Amount”) does not exceed the sum of $15.0 million plus the lesser of (x) the Cap Amount and (y) the Outstanding Amount; and provided further that the Second Lien Secured Party and the Second Lien Claimholders retain the right to object to any ancillary agreements or arrangements regarding Cash Collateral use or the DIP Financing that are materially prejudicial to their interests. The Second Lien Secured Party, on behalf of the Second Lien Claimholders, agrees that it will not raise any objection or oppose a motion to sell or otherwise dispose of any Collateral free and clear of its Liens or other claims under

Section 363 of the Bankruptcy Code if the requisite First Lien Claimholders have consented to such sale or disposition of such assets, such motion does not impair the rights of the Second Lien Claimholders under Section 363(k) of the Bankruptcy Code, and the proceeds thereof are applied in accordance with Sections 2 and 4.
     6.2 Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Secured Party, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral without the prior written consent of the First Lien Secured Party, unless a motion for adequate protection permitted under Section 6.3 has been denied by the Bankruptcy Court.
     6.3 Adequate Protection.
          (a) The Second Lien Secured Party, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall contest (or support any other Person contesting):
          (i) any request by the First Lien Secured Party or the First Lien Claimholders for adequate protection; or
          (ii) any objection by the First Lien Secured Party or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Secured Party or the First Lien Claimholders claiming a lack of adequate protection.
          (b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:
          (i) if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Second Lien Secured Party, on behalf of itself or any of the Second Lien Claimholders, may seek or request adequate protection solely in the form of a Lien on such additional collateral or in the form of a superpriority claim, which Lien and claim will be subordinated to the Liens securing the First Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Liens securing the First Lien Obligations under this Agreement; and
          (ii) in the event the Second Lien Secured Party, on behalf of itself or any of the Second Lien Claimholders, seeks or requests adequate protection in respect of the Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Second Lien Secured Party, on behalf of itself or any of the Second Lien Claimholders, agrees that the First Lien Secured Party shall also be granted a senior Lien on such additional collateral as security for the First Lien Obligations and for any Cash

Collateral use or DIP Financing provided by the First Lien Claimholders and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Lien on such collateral securing the First Lien Obligations and any such DIP Financing provided by the First Lien Claimholders (and all Obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement. Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to the Collateral, nothing herein shall limit the rights of the Second Lien Secured Party or the Second Lien Claimholders from seeking adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments, cash payments of interest or otherwise). Neither the First Lien Secured Party nor any First Lien Claimholder shall contest or object to any request by the Second Lien Secured Party on behalf of the Second Lien Claimholders for adequate protection or any objection by the Second Lien Secured Party on behalf of the Second Lien Claimholders to any motion or action in a proceeding claiming a lack of adequate protection so long as the requested adequate protection is in compliance with the terms set forth above.
     6.4 No Waiver. Subject to Sections 3.1(a) and (d) and the last sentence of Section 6.3(b)(ii), nothing contained herein shall prohibit or in any way limit the First Lien Secured Party or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Secured Party or any of the Second Lien Claimholders, including the seeking by the Second Lien Secured Party or any Second Lien Claimholders of adequate protection or the asserting by the Second Lien Secured Party or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Commodities Purchase Facility Documents or otherwise. Except as expressly set forth in this Agreement neither the Second Lien Agent nor any Second Lien Claimholder shall be prohibited or limited from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the First Lien Administrative Agent or any of the First Lien Claimholders.
     6.5 Avoidance Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Tensar Party any amount paid in respect of First Lien Obligations (a “Recovery”), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
     6.6 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
     6.7 Post-Petition Charges.
          (a) Neither the Second Lien Secured Party nor any Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Secured Party or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of Post-Petition Charges to the extent of the value of any First Lien Claimholder’s Lien, without regard to the existence of the Lien of the Second Lien Secured Party on behalf of the Second Lien Claimholders on the Collateral.
          (b) Neither the First Lien Secured Party nor any other First Lien Claimholder shall oppose or seek to challenge any claim by the Second Lien Secured Party or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of Post-Petition Charges to the extent of the value of the Lien of the Second Lien Secured Party on behalf of the Second Lien Claimholders on the Collateral (after taking into account the First Lien Collateral).
     6.8 Waiver. The Second Lien Secured Party, for itself and on behalf of the Second Lien Claimholders, waives any claim it may hereafter have against any First Lien Claimholder arising out of the election of any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding. The First Lien Agent, for itself and on behalf of the First Lien Claimholders, waives any claim it may hereafter have against any Second Lien Claimholder arising out of the election of any Second Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.
     6.9 Separate Grants of Security and Separate Classification. The Second Lien Secured Party, for itself and on behalf of the Second Lien Claimholders, and the First Lien Secured Party, for itself and on behalf of the First Lien Claimholders, acknowledge and agree that:
          (a) the grants of Liens pursuant to the First Lien Security Documents and the Second Lien Security Documents constitute two separate and distinct grants of Liens; and
          (b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien

Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.
To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and the Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, (x) subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral exceeds the First Lien Obligations (for this purpose ignoring all claims held by the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of Acquisition Cost, Purchase Price, principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Charges, including any additional interest payable pursuant to the First Lien Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Second Lien Claimholders with the Second Lien Secured Party, for itself and on behalf of the Second Lien Claimholders, and (y) the Second Lien Agent and the Second Lien Claimholders shall turn over to the First Lien Secured Party, for itself and on behalf of the First Lien Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders).
     6.10 Voting. Subject to the other provisions of this Agreement, the Second Lien Claimholders or the Second Lien Secured Party on their behalf shall retain the right to vote their claim in an Insolvency or Liquidation Proceeding.
     SECTION 7. Reliance; Waivers; Etc.
     7.1 Reliance. Other than any reliance on the terms of this Agreement, the First Lien Secured Party, on behalf of itself and the First Lien Claimholders under its First Lien Lease/Purchase Facilities Documents, acknowledges that it and such First Lien Claimholders have, independently and without reliance on the Second Lien Secured Party or any Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Lien Lease/Purchase Facilities Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement or this Agreement. Other than any reliance on the terms of this Agreement, the Second Lien Secured Party, on behalf of itself and the Second Lien Claimholders, acknowledges that it and the Second Lien Claimholders have, independently and without reliance on the First Lien Secured Party or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Commodities Purchase Facility Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Commodities Purchase Facility Documents or this Agreement.
     7.2 No Warranties or Liability. The First Lien Secured Party, on behalf of itself and the First Lien Claimholders under the First Lien Lease/Purchase Facilities Documents, acknowledges and agrees that each of the Second Lien Secured Party and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Commodities Purchase Facility Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Second Lien Claimholders will be entitled to manage and supervise their respective extensions of credit under the Second Lien Commodities Purchase Facility Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Secured Party, on behalf of itself and the Second Lien Claimholders, acknowledges and agrees that the First Lien Secured Party and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Lease/Purchase Facilities Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Lease/Purchase Facilities Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Secured Party and the Second Lien Claimholders shall have no duty to the First Lien Secured Party or any of the First Lien Claimholders, and the First Lien Secured Party and the First Lien Claimholders shall have no duty to the Second Lien Secured Party or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Tensar or any other Grantor (including the First Lien Lease/Purchase Facilities Documents and the Second Lien Commodities Purchase Facility Documents), regardless of any knowledge thereof which they may have or be charged with.
     7.3 No Waiver of Lien Priorities.
          (a) No right of the First Lien Claimholders, the First Lien Secured Party or any of them to enforce any provision of this Agreement or any First Lien Lease/Purchase Facilities Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Tensar or any other Grantor or by any act or failure to act by any First Lien Claimholder or the First Lien Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Lease/Purchase Facilities Documents or any of the Second Lien Commodities Purchase Facility Documents, regardless of any knowledge thereof which the First Lien Secured Party or the First Lien Claimholders, or any of them, may have or be otherwise charged with.
          (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of Tensar and the other Grantors under the First Lien

Lease/Purchase Facilities Documents and subject to the provisions of Section 5.3(a)), the First Lien Claimholders, the First Lien Secured Party and any of them may at any time and from time to time in accordance with the First Lien Lease/Purchase Facilities Documents and/or applicable law, without the consent of, or notice to, the Second Lien Secured Party or any Second Lien Claimholders, without incurring any liabilities to the Second Lien Secured Party or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Secured Party or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:
          (i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, Increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of Tensar or any other Grantor or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Secured Party or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Lease/Purchase Facilities Documents; provided that any such increase in the First Lien Obligations shall not increase the sum of the Financing Obligations under the First Lien Lease/Purchase Facilities Documents to an amount in excess of the Cap Amount;
          (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of Tensar or any other Grantor to the First Lien Claimholders or the First Lien Secured Party, or any liability incurred directly or indirectly in respect thereof;
          (iii) settle or compromise any First Lien Obligation or any other liability of Tensar or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and
          (iv) exercise or delay in or refrain from exercising any right or remedy against Tensar or any other Grantor or any security or any other Person, elect any remedy and otherwise deal freely with Tensar, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of Tensar or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.
          (c) The Second Lien Secured Party, on behalf of itself and the Second Lien Claimholders, also agrees that the First Lien Claimholders and the First Lien Secured Party shall have no liability to the Second Lien Secured Party or any Second

Lien Claimholders, and the Second Lien Secured Party, on behalf of itself and the Second Lien Claimholders, hereby waives any claim (other than a claim for breach of contract) against any First Lien Claimholder or the First Lien Secured Party, arising out of any and all actions which the First Lien Claimholders or the First Lien Secured Party may take with respect to: (i) the First Lien Lease/Purchase Facilities Documents, (ii) the collection of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral. The Second Lien Secured Party, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Secured Party have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise.
          (d) Until the Discharge of First Lien Obligations, the Second Lien Secured Party, on behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right (other than a claim for breach of contract) that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.
     7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Secured Party and the First Lien Claimholders and the Second Lien Secured Party and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:
          (a) any lack of validity or enforceability of any First Lien Lease/Purchase Facilities Documents or any Second Lien Commodities Purchase Facility Documents;
          (b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Lease/Purchase Facilities Document or any Second Lien Commodities Purchase Facility Document;
          (c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;
          (d) the commencement of any Insolvency or Liquidation Proceeding in respect of Tensar or any other Grantor; or
          (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, Tensar or any other Grantor in respect of the First Lien Secured Party, the First Lien Obligations, any First Lien Claimholder, the Second

Lien Secured Party, the Second Lien Obligations or any Second Lien Claimholder in respect of this Agreement.
     SECTIONS 8. Miscellaneous.
     8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Lease/Purchase Facilities Documents or the Second Lien Commodities Purchase Facility Documents, the provisions of this Agreement shall govern and control.
     8.2 Effectiveness; Continuing Nature of this Agreement; Severabilitv. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Secured Party or any Second Lien Claimholder, to extend credit and make other financial accommodations to or for the benefit of any Tensar Party constituting First Lien Obligations in reliance hereof. The Second Lien Secured Party, on behalf of itself and the Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Tensar Party shall include such Tensar Party as debtor and debtor-in-possession, any receiver or trustee for such Tensar Party in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second Lien Secured Party, the Second Lien Claimholders and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Commodities Purchase Agreement terminate if there are no other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate and (ii) with respect to the First Lien Secured Party, the First Lien Claimholders and the First Lien Obligations, the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 5.5 and Section 6.5.
     8.3 Amendments: Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Secured Party or the First Lien Secured Party shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes, but is not limited to, any amendment to Grantors’ ability to cause additional obligations to constitute First Lien Obligations or Second Lien Obligations as Tensar may designate).
     8.4 Information Concerning Financial Condition of the Tensar Parties. The First Lien Secured Party and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Secured Party, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Tensar Parties and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Secured Party and the First Lien Claimholders shall have no duty to advise the Second Lien Secured Party or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Secured Party or any of the First Lien Claimholders in its or their sole discretion undertakes at any time or from time to time to provide any such information to the Second Lien Secured Party or any Second Lien Claimholder, it or they shall be under no obligation (i) to make, and the First Lien Secured Party and the First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation or (iv) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. The Second Lien Secured Party and the Second Lien Claimholders shall have no duty to advise the First Lien Secured Party or any First Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Second Lien Secured Party or any of the Second Lien Claimholders in its or their sole discretion undertakes at any time or from time to time to provide any such information to the First Lien Secured Party or any First Lien Claimholder, it or they shall be under no obligation (i) to make, and the Second Lien Secured Party and the Second Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation or (iv) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
     8.5 Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Second Lien Claimholders or the Second Lien Secured Party pays over to the First Lien Secured Party or the First Lien Claimholders under the terms of this Agreement, the Second Lien Claimholders and the Second Lien Secured Party shall be subrogatcd to the rights of the First Lien Secured Party and the First Lien Claimholders; provided that, the Second Lien Secured Party, on behalf of itself and the Second Lien Claimholders, hereby agrees not to assert or enforce any or all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. Tensar Holdings and Tensar acknowledge and agree that the value of any payments or distributions in cash, property or other assets received by the Second Lien Secured Party or the Second Lien Claimholders that are paid over to the First Lien Secured Party or the First Lien Claimholders pursuant to this Agreement shall not reduce any of the Second Lien Obligations.
     8.6 Application of Payments. All payments received by the First Lien Secured Party or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Lease/Purchase Facilities Documents. The Second Lien Secured Party, on behalf of itself and the Second Lien Claimholders, assents to any extension or postponement of the time of payment, subject to Section 5.3(a)(v), of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.
     8.7 SUBMISSION TO JURISDICTION; WAIVERS. (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8; AND (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.
     (b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS

RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.7(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
     8.8 Notices. All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall also be sent to the Second Lien Secured Party and the First Lien Secured Party, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
     8.9 Further Assurances. The First Lien Secured Party, on behalf of itself and the First Lien Claimholders under the First Lien Lease/Purchase Facilities Documents, and the Second Lien Secured Party, on behalf of itself and the Second Lien Claimholders under the Second Lien Commodities Purchase Facility Documents, and each Grantor agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Secured Party or the Second Lien Secured Party may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.
     8.10 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Secured Party, the First Lien Claimholders, the Second Lien Secured Party, the Second Lien Claimholders and their respective successors and assigns.
     8.12 Specific Performance. Each of the First Lien Secured Party and the Second Lien Secured Party may demand specific performance of this Agreement. The First Lien Secured Party, on behalf of itself and the First Lien Claimholders under the First Lien Lease/Purchase Facilities Documents, and the Second Lien Secured Party, on

behalf of itself and the Second Lien Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Secured Party or any First Lien Claimholder or the Second Lien Secured Party or any Second Lien Claimholder, as the case may be.
     8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
     8.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
     8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
     8.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure only to the benefit of each of the First Lien Claimholders and the Second Lien Claimholders. Nothing in this Agreement shall impair, as between Tensar and the other Grantors and the First Lien Secured Party and the First Lien Claimholders, or as between Tensar and the other Grantors and the Second Lien Secured Party and the Second Lien Claimholders, the obligations of Tensar and the other Grantors to pay Murabaha Price, Agreed Profit, Acquisition Cost and the Rental Rate portion of Rent, fees and other amounts as provided in the First Lien Lease/Purchase Facilities Documents and the Second Lien Commodities Purchase Facility Documents, respectively.
     8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Party and First Lien Claimholders on the one hand and the Second Lien Secured Party and the Second Lien Claimholders on the other hand. Neither Tensar Holdings, Tensar, or any other Grantor nor any other creditor thereof nor any other Person shall have any rights hereunder and neither Tensar nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of Tensar or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.
     8.18 New Subsidiaries. Concurrently with the formation of any new Subsidiary Guarantor, Tensar Holdings and Tensar shall cause such new Subsidiary

Guarantor to execute and deliver to each of the First Lien Secured Party, the First Lien Agent, the Second Lien Secured Party and the Second Lien Agent, a joinder agreement in the form of Exhibit A attached hereto.
     8.19 Issuance of Public Securities. The parties hereto hereby acknowledge and agree that in the event of any public offering of any securities of any Tensar Party, Tensar Holdings and Tensar shall pay, or shall cause such other Tensar Party to pay, the Net Cash Proceeds with respect to such offering first to satisfy the obligations of the Tensar Parties under the Lease/Purchase Facilities Documents, until such Lease/Purchase Facilities Documents are terminated and all obligations thereunder are paid in full and the commitments of the First Lien Secured Party thereunder are terminated, and second to satisfy the obligations of the Tensar Parties under the Second Lien Commodities Purchase Facility.

     IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

TCO FUNDING CORP., as First Lien Secured Party
By:	/s/ Bernard J. Angelo
	Name:	Bernard J. Angelo
	Title:	President

Notice Address: c/o Global Securitization Services 445 Broad Hollow Road Suite 239 Melville, NY 11747 Telecopy: (212) 302-8767 TCO FUNDING CORP., as Second Lien Secured Party
By:	/s/ Bernard J. Angelo
	Name:	Bernard J. Angelo
	Title:	President

Notice Address: c/o Global Securitization Services 445 Broad Hollow Road Suite 239 Melville, NY 11747 Telecopy: (212) 302-8767

[Signature Page to Tensar Intercreditor Agreement]

CREDIT SUISSE, Cayman Islands Branch, as First Lien Agent
By:	/s/ William O’Daly
	Name:	William O’Daly
	Title:	Director

By:	/s/ Rianka Mohan
	Name:	Rianka Mohan
	Title:	Associate

Notice Address: 11 Madison Avenue New York, NY 10010

[TENSAR INTERCREDITOR AGREEMENT]

AMERICAN CAPITAL FINANCIAL SERVICES, INC., as Second Lien Agent

By:	/s/ Jeffrey N. MacDowell Name: Jeffrey N. MacDowell
Title: Vice President

Notice Address: 2 Bethesda Metro Center, 14th Floor Bethesda, Maryland 20814 Attn: Compliance Officer Telecopier: (301) 654-6714
[TENSAR INTERCREDITOR AGREEMENT]

Acknowledged and agreed by: THE TENSAR CORPORATION
By:	/s/ Katherine Spear
	Name:	Katherine Spear
	Title:	Chief Financial Officer

TENSAR HOLDINGS, INC.
By:	/s/ E. Stockton Croft
	Name:	E. Stockton Croft
	Title:	President

THE TENSAR CORPORATION, LLC
By:	/s/ Katherine Spear
	Name:	Katherine Spear
	Title:	Chief Financial Officer

TENSAR EARTH TECHNOLOGIES, INC.
By:	/s/ Katherine Spear
	Name:	Katherine Spear
	Title:	Chief Financial Officer

TENSAR POLYTECHNOLOGIES, INC.
By:	/s/ Katherine Spear
	Name:	Katherine Spear
	Title:	Chief Financial Officer

[Signature Page to Tensar Intercreditor Agreement]

GEOPIER FOUNDATION COMPANY, INC.
By:	/s/ Katherine Spear
	Name:	Katherine Spear
	Title:	Chief Financial Officer

GEOTECHNICAL REINFORCEMENT COMPANY, INC.
By:	/s/ Katherine Spear
	Name:	Katherine Spear
	Title:	Chief Financial Officer

NORTH AMERICAN GREEN, INC.
By:	/s/ Katherine Spear
	Name:	Katherine Spear
	Title:	Chief Financial Officer

ATLANTECH ALABAMA INC.
By:	/s/ Katherine Spear
	Name:	Katherine Spear
	Title:	Chief Financial Officer

ADVANCED EARTH TECHNOLOGY, INC.
By:	/s/ Katherine Spear
	Name:	Katherine Spear
	Title:	Chief Financial Officer

MERITEX PRODUCTS CORPORATION
By:	/s/ Katherine Spear
	Name:	Katherine Spear
	Title:	Chief Financial Officer

[Signature Page to Tensar Intercreditor Agreement]

EXHIBIT A
FORM OF JOINDER AGREEMENT
JOINDER AGREEMENT NO. _____ TO TENSAR INTERCREDITOR AGREEMENT
     This Joinder Agreement is made as of [                    ], by [                    ] (“Additional Grantor”) pursuant to Section 8.18 of the Tensar Intercreditor Agreement, dated as of October [            ], 2005, by and among TCO Funding Corp., as First Lien Secured Party, TCO Funding Corp. as Second Lien Secured Party, Credit Suisse, as First Lien Agent, American Capital Financial Services Inc., as Second Lien Agent, Tensar Holdings, Inc., and each of its subsidiaries signatory thereto (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) for the benefit of the First Lien Secured Party, the First Lien Secured Party, the Second Lien Secured Party and the Second Lien Agent. Capitalized terms used but not otherwise defined in this Joinder Agreement have the meanings ascribed to such terms in the Intercreditor Agreement.
     WHEREAS, each Grantor (other than the Additional Grantor) has acknowledged and agreed to the terms of the Intercreditor Agreement;
     WHEREAS, the Intercreditor Agreement requires that the Additional Grantor execute this Joinder Agreement to evidence is acknowledgment and agreement to the terms thereof and to become a party to thereto; and
     WHEREAS, the Additional Grantor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Intercreditor Agreement;
     NOW, THEREFORE IT IS AGREED:
     1. Intercreditor Agreement. By executing and delivering this Joinder Agreement, the Additional Grantor, as provided in Section 8.19 of the Intercreditor Agreement, hereby become a party to the Intercreditor Agreement, as a Grantor thereunder, with the same force and effect as if originally named therein as a Grantor and acknowledges and agrees to the terms of the Intercreditor Agreement and expressly assumes all the obligations of a Grantor thereunder.
     2. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

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     IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]
By:
Name:
Title:

8